Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 30, 2018, in the Registration Statement (Form F-1) and related Prospectus of Biondvax Pharmaceuticals Ltd., dated February 27, 2019.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
March 25, 2019	A Member of Ernst & Young Global